EXHIBIT 10.2

STONEGATE MORTGAGE CORPORATION

AMENDED AND RESTATED 2011 OMNIBUS INCENTIVE PLAN

(Amended and Restated as of May 8, 2013)

Section 1.	Purposes; Objectives; Definitions.

The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating employees, consultants and Directors and to provide the Corporation and its Affiliates with a plan providing incentives more directly linked to the success of the Corporation and increases in shareholder value.

The objectives of the Plan are to optimize the profitability and growth of the Corporation through incentives which are consistent with the Corporation’s goals. The Plan is intended to provide flexibility to the Corporation in its ability to motivate, attract and retain the services of employees, consultants and Directors who make significant contributions to the success of the Corporation.

For purposes of the Plan, terms are defined in Exhibit A attached hereto and made a part hereof.

Section 2.	Administration.

(a) Committee. The Plan shall be administered by the Committee. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to employees, consultants and Directors of the Corporation and its Affiliates. The Awards will be granted by the Corporation but may be based on the performance or other measures of one or more Affiliates of the Corporation.

(b) Authority. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

(i) select the employees, consultants and Directors to whom Awards may from time to time be granted;

(ii) determine whether and to what extent Incentive Stock Options and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Phantom Stock, Restricted Stock Units and Stock Awards or any combination thereof are to be granted hereunder;

(iii) determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) determine the terms and conditions of any Award granted hereunder including, but not limited to, the exercise price, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Corporation or any Affiliate) and any vesting, acceleration or forfeiture regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine (which may include degrees of attainment such as minimums, thresholds and targets for payment);

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(v) modify, amend or adjust the terms and conditions of any Award at any time or from time to time including, but not limited to, due to unusual or nonrecurring events;

(vi) suspend the vesting, lapsing or exercise of an Award in connection with a transaction involving the Corporation or any Affiliate; and

(vii) determine under what circumstances an Award may be settled in cash, Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Award, including the effect on any repayment provisions under the Plan or award agreement), or any combination of the foregoing.

(c) Rules; Interpretation; Action. The Committee shall have the authority to adopt, alter, waive and repeal such administrative rules, guidelines and practices governing the Plan and any Award thereunder as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan, to interpret, amend or waive the terms or provisions of any Award issued under the Plan (and any award agreement relating thereto), to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and to otherwise supervise the administration of the Plan.

(d) Decisions Final and Binding. Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and such determinations are not required to be uniform across Participants and may be selectively made among persons who receive (or are eligible to receive) Awards under the Plan. All decisions made by the Committee or any appropriately delegated person pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons, including the Corporation and its Affiliates and Participants.

Section 3.	Common Stock Subject To Plan.

(a) Number of Shares. Subject to Section 3(c), the total number of shares of Common Stock reserved and available for grant under the Plan shall be 178,000. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. Subject to Section 3(c), the total number of shares of Common Stock which may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan may not exceed 178,000.

(b) Forfeiture of Awards. If any Award is forfeited or terminates without being exercised or prior to vesting, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any shares of Common Stock issued upon exercise or in settlement of an Award, (ii) any shares of Common Stock withheld in respect of taxes, (iii) any shares of Common Stock tendered or withheld to pay the exercise price of Stock Options, (iv) any shares of Common Stock repurchased by the Corporation from the Participant with the proceeds from the exercise of Stock Options and (v) any shares of Common Stock subject to stock appreciation rights but not issued on exercise as a result of the operation of Section 6(b).

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(c) Change in Capital Structure. The Committee shall make or provide for such adjustments in the number and kind of shares that may be granted under this Plan, in the number and kind of shares subject to outstanding Awards, and in the exercise price per share applicable to such outstanding Awards, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Corporation, (ii) any merger, share exchange, consolidation, split-up, spin-off, split-off, reorganization, partial or complete liquidation, or issuance of rights or warrants to purchase securities, involving or affecting the Corporation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing; provided any adjustments shall be in accordance with the Code.

(d) Material Transaction. Except as otherwise specifically provided in the award agreement, in the event of a material transaction involving the Corporation, which shall mean those transactions determined by the Board to be material and which result in the consummation of (i) a sale of the Corporation or all or substantially all of its assets, (ii) the sale of a majority of the stock of the Corporation or the merger or consolidated of the Corporation or (iii) another transaction deemed appropriate by the Board (in each case, a “Material Transaction”), the Board may, in its sole discretion, provide for the treatment of Awards in any manner it deems appropriate (if any), including, without limitation, (i) substituting for any or all Awards under this Plan such alternative consideration as it in good faith may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced; (ii) the acceleration of the vesting or the lapsing of any restrictions and may require the exercise of and payment of Awards to occur at the time of the Material Transaction or be subject to forfeiture and/or (iii) the provision of the same consideration, calculated on a per share basis, as the holders of shares were entitled to receive as if the Award was exercised and the restrictions lapsed (and in connection therewith terminate the Award). The adjustments contained in this Section and the manner of application of its provisions shall be determined solely by the Board.

Section 4.	Eligibility and Award Agreement.

(a) Eligibility. Persons who serve or agree to serve as employees (including prospective employees), consultants (including prospective consultants) or Directors (including prospective Directors) of the Corporation and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation and/or its Affiliates are eligible to be granted Awards under the Plan.

(b) Award Agreement. Each Award shall be evidenced by an award agreement, the terms and provisions of which shall be determined by the Committee in its sole discretion and may differ among Participants. An award agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option or other Award type. The grant of an Award shall occur on the date the Committee selects an individual to be a Participant in any grant of an Award and specifies the terms and provisions of the Award. The Corporation shall notify a Participant of any grant of an Award, and a written award agreement shall be duly executed and delivered. Such grant shall become effective upon the date of grant (subject to conditions set forth therein), and the execution of the award agreement(s) may occur following the grant of the Award. The Committee may, prior to grant, condition the vesting, exercisability or lapse of restrictions on any Award upon the attainment of Performance Goals. The Committee may, in addition to or instead of requiring satisfaction of

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Performance Goals, condition vesting, exercisability or lapse of restrictions on any Award upon the continued service of the Participant or upon any other term or condition. The provisions of any Award (including any applicable Performance Goals) need not be the same with respect to each Participant, and the Committee shall have the sole discretion at any time to accelerate or waive, in whole or in part, any or all remaining restrictions on vesting or exercisability with respect to any or all Awards. The Corporation’s obligation to deliver shares of Common Stock in satisfaction of any Award shall be subject, in all cases, to compliance with applicable law (including the requirements of any securities exchange on which shares of Common Stock may be listed).

(c) Shareholders Agreement. Notwithstanding any other provision of the Plan or any award agreement, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan until the Participant or any other person entitled to such Common Stock executes a shareholders’ agreement containing such terms and conditions as determined by the Board in its sole discretion. Such terms and conditions may include, among other things, (i) restrictions on the sale, assignment and transfer and pledge and encumbrance of such Common Stock, (ii) provisions granting the Corporation the right and option to repurchase such Common Stock upon or after any date and/or event, (iii) provisions granting the Corporation the right of first refusal to purchase such Common Stock in certain events, (iv) drag along rights to the Corporation, and (v) any other rights for the benefit of the Corporation that the Board may deem necessary or desirable.

(d) Investment Representations. The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing prior to such purchase or issuance that such person is acquiring the shares of Common Stock with investment intent and without a view to the distribution thereof.

Section 5.	Stock Options.

(a) Grant and Types. Whenever the Committee deems it appropriate, Stock Options may be granted alone or in connection with another Award and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any Participant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that only employees are eligible to be granted Incentive Stock Options. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

(b) Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions, which shall be in addition to such terms and conditions as the Committee shall deem desirable, including those contained in any award agreement:

(i) The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement and shall not be less than 100% of the Fair Market Value (on the date the Stock Option is granted) of the Common Stock subject to the Stock Option.

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(ii) The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(iii) Except as otherwise provided herein or in the award agreement, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that the exercise provisions for Incentive Stock Options shall in all events not be more favorable than the following provisions:

(1) No Incentive Stock Option may be exercised (A) before the Plan is approved by the shareholders of the Corporation in the manner prescribed by Section 422 of the Code; and (B) after the first to occur of: (x) ten years from the date the Incentive Stock Option is granted, (y) three months following the date of the Participant’s termination of employment with the Corporation and all Affiliates for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(2) An Incentive Stock Option by its terms shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the date the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Corporation and all Affiliates shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Stock Options will be treated as Nonqualified Stock Options to the extent permitted by law.

(iv) Notwithstanding any other provision herein contained, no employee of the Corporation or any Affiliate may receive an Incentive Stock Option under the Plan if such employee, on the date the Incentive Stock Option is granted, owns (as defined in Section 424(d) of the Code) Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate, unless the exercise price for such Incentive Stock Option is at least 110% of the Fair Market Value (determined on the date the Incentive Stock Option is granted) and such Incentive Stock Option is not exercisable after the date five years from the date the Incentive Stock Option is granted.

(v) Subject to the provisions of this Section 5 and except as otherwise provided in the award agreement, Stock Options may be exercised, in whole or in part, at any time after the Stock Options become exercisable by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept; provided, however, that if permitted by the Committee and by applicable securities laws, the Participant may (A) deliver Common Stock already owned by the

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Participant having a Fair Market Value on the date of exercise equal to the purchase price, (B) cause to be withheld from the Stock Option shares, shares of Common Stock issuable upon exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the purchase price, (C) deliver a certified or bank check or other instrument as the Corporation may accept, or (D) any combination of (A) above, (B) above and/or (C) above. No shares of Common Stock shall be issued until full payment therefor has been made.

Section 6.	Stock Appreciation Rights.

(a) Grant. Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted alone or in connection with another Award.

(b) Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions, which shall be in addition to such terms and conditions as the Committee shall deem desirable, including those contained in any award agreement:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Corporation an amount equal to the excess of (y) the Fair Market Value on the date of exercise of the Common Stock covered by the surrendered Stock Appreciation Right over (z) the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Common Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted.

(iii) If the Stock Appreciation Right is granted in connection with a Stock Option under the Plan then (A) the Participant, upon exercise of all or any part of the Stock Appreciation Rights, shall surrender to the Corporation, unexercised, that portion of the underlying Stock Option relating to the same number of shares of Common Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised), (B) the Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option and Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised, and (c) the Stock Appreciation Right shall be exercisable only to the extent that the related Stock Option is exercisable and the Stock Appreciation Right shall expire no later than the date on which the related Stock Option expires.

(c) Exercise. Stock Appreciation Rights may be exercised, in whole or in part, at any time after the Stock Appreciation Rights become exercisable by giving written notice of the exercise to the Corporation specifying the number of Stock Appreciation Rights the Participant has elected to exercise.

(d) Payment. The obligation arising upon the exercise of a Stock Appreciation Right shall be paid in cash; provided, however, the award agreement may provide for payment in

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Common Stock, or a combination of Common Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Common Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

Section 7.	Restricted Stock.

(a) Grant. Whenever the Committee deems it appropriate, shares of Restricted Stock may be awarded either alone or in connection with another Award. The Committee shall determine the number of shares of Common Stock to be awarded to any Participant, the conditions for vesting or lapsing of restrictions, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

The Committee may, prior to grant, condition the vesting of or the lapsing of restrictions on Restricted Stock upon the attainment of Performance Goals. The Committee may, in addition to or instead of requiring satisfaction of Performance Goals, condition vesting or lapsing upon the continued service of the Participant or upon any other term or condition. The provisions of Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each Participant.

(b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Stonegate Mortgage Corporation Amended and Restated 2011 Omnibus Incentive Plan and an award agreement. Copies of such plan and award agreement are on file at the offices of Stonegate Mortgage Corporation.”

The Committee may require that the certificates evidencing such shares of Common Stock be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock granted under the Plan shall be subject to the following terms and conditions, which shall be in addition to such terms and conditions as the Committee shall deem desirable, including those contained in any award agreement:

(i) Subject to the provisions of the Plan, during the period, if any, commencing with the date of grant of such Award and ending on the date of vesting or the lapsing of the restrictions, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock. The Committee may provide for the vesting or the lapse of restrictions in installments.

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(ii) Except as provided in this Section or in the award agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation holding the shares of Common Stock that are the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends or distributions.

(iii) The Committee shall have the sole discretion at any time to accelerate or waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock.

(iv) If and when any applicable restriction period expires without a prior forfeiture of the Restricted Sock, certificates for such shares shall be delivered to the Participant upon surrender of any legended certificates.

(v) To the extent the Award of Restricted Stock permits a Code Section 83(b) election, if a Participant makes an election pursuant to Section 83(b) of the Code concerning an Award of Restricted Stock, the Participant shall promptly file a copy of such election with the Corporation.

Section 8.	Performance Units.

(a) Grant. Whenever the Committee deems it appropriate, Performance Units may be awarded either alone or in connection with another Award. The Committee shall determine the number of Performance Units to be awarded to any Participant, the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

The Committee may, prior to grant, condition the vesting or settlement of Performance Units upon the attainment of Performance Goals. The Committee may, in addition to or instead of requiring satisfaction of Performance Goals, condition vesting or settlement upon the continued service of the Participant or upon any other term or condition. The provisions of Performance Unit Awards (including any applicable Performance Goals) need not be the same with respect to each Participant.

(b) Terms and Conditions. Performance Units granted under the Plan shall be subject to the following terms and conditions, which shall be in addition to such terms and conditions as the Committee shall deem desirable, including those contained in any award agreement:

(i) Subject to the provisions of the Plan, Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered.

(ii) At the expiration of the Award Cycle, the Committee shall evaluate, to the extent applicable, the Participant’s continued service, the Corporation’s performance in light of the Performance Goals for such Award and any other terms and conditions of the Performance Units, and shall determine the value of the Performance Units granted to the Participant which have vested and been earned. If the value is a positive number, the Committee may then elect to deliver that value in the form of (A) shares of Common Stock, (B) cash, or (C) a combination thereof.

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(iii) The Committee shall have the sole discretion at any time to accelerate or waive, in whole or in part, any or all limitations with respect to any or all of such Participant’s Performance Units.

(iv) If and when any applicable Award Cycle expires without a prior forfeiture of the Performance Units, payment in accordance with this Section shall be made to the Participant.

Section 9.	Phantom Stock.

(a) Award. Whenever the Committee deems it appropriate, Phantom Stock may be awarded either alone or in connection with another Award. The Committee shall determine the number of shares of Phantom Stock to be awarded to any Participant and any restrictions and other terms and conditions of the Award, in addition to those contained in Section 9(b).

The Committee may, prior to grant, condition the lapsing of any restrictions (the “Phantom Restrictions”) upon the attainment of Performance Goals. The Committee may, in addition to or instead of requiring satisfaction of Performance Goals, condition the lapsing of Phantom Restrictions on the continued service of the Participant or any other term or condition. The provisions of Phantom Stock Awards (including any applicable Performance Goals) need not be the same with respect to each Participant.

(b) Terms and Conditions. Phantom Stock granted under the Plan shall be subject to the following terms and conditions, which shall be in addition to such terms and conditions as the Committee shall deem desirable, including those contained in any award agreement:

(i) Subject to the provisions of the Plan, Phantom Stock may not be sold, assigned, transferred, pledged or otherwise encumbered.

(ii) Upon the expiration of the period, if any, set by the Committee, commencing with the date of grant of such Award and ending on the date the applicable Phantom Restrictions (if any) lapse, the Committee shall determine the excess of (y) the Fair Market Value on the date of lapse of the Phantom Restrictions of the Common Stock covered by the Phantom Stock, over (z) the value of the Common Stock covered by the Phantom Stock as set forth in the award agreement (the “Phantom Stock Payment”). If the value is a positive number, the Committee may then elect to deliver that value in the form of (A) shares of Common Stock, (B) cash, or (C) a combination thereof.

(iii) The Committee shall have the sole discretion at any time to accelerate or waive, in whole or in part, any or all remaining Phantom Restrictions with respect to any or all of such Participant’s Phantom Stock.

(iv) If and when any applicable Phantom Restrictions lapse without a prior forfeiture of the Phantom Stock, payment in accordance with this Section shall be made to the Participant.

Section 10.	Restricted Stock Units.

(a) Grant. Whenever the Committee deems it appropriate, shares of Restricted Stock Units may be awarded either alone or in connection with another Award. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the conditions for vesting or lapsing of restrictions, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 10(b).

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The Committee may, prior to grant, condition the vesting of or the lapsing of restrictions on Restricted Stock Units upon the attainment of Performance Goals. The Committee may, in addition to or instead of requiring satisfaction of Performance Goals, condition vesting or lapsing upon the continued service of the Participant or upon any other term or condition. The provisions of Restricted Stock Units Awards (including any applicable Performance Goals) need not be the same with respect to each Participant.

(b) Terms and Conditions. Restricted Stock Units granted under the Plan shall be subject to the following terms and conditions, which shall be in addition to such terms and conditions as the Committee shall deem desirable, including those contained in any award agreement:

(i) Subject to the provisions of the Plan, during the period, if any, commencing with the date of grant of such Award and ending on the date of vesting or the lapsing of the restrictions, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units. The Committee may provide for the vesting or the lapse of restrictions in installments.

(ii) The Committee shall have the sole discretion at any time to accelerate or waive, in whole or in part, any or all remaining restrictions with respect to any or all Restricted Stock Units.

(iii) If any when any applicable restriction period expires without a prior forfeiture of Restricted Stock Units, the Participant shall be paid in cash the Fair Market Value of a share of Common Stock on the date of the restriction lapse multiplied by the applicable number of Restricted Stock Units.

Section 11.	Stock Awards.

(a) Award. Whenever the Committee deems it appropriate, Stock Awards may be awarded either alone or in connection with another Award. The Committee shall determine the number of Stock Awards to be awarded to any Participant and any restrictions and other terms and conditions of the Award, in addition to those contained in Section 11(b). The provisions of Stock Awards need not be the same with respect to each Participant.

(b) Terms and Conditions. Stock Awards granted under the Plan shall be subject to only those terms and conditions as the Committee shall deem desirable and which shall be contained in any award agreement. The Committee may require the Participant to pay a purchase price for each share of Common Stock subject to the Stock Award.

Section 12.	Effective Date, Amendment and Termination.

(a) Effective Date. The predecessor to the Plan, as amended and restated, was approved by the shareholders on April 28, 2011. An increase to the total number of shares of Common Stock reserved and available for grant under the Plan, as amended and restated, was approved by the shareholders on April 10, 2013. The effective date of the Plan, as amended and restated, is May 8, 2013. No Incentive Stock Option Award shall be made under the Plan after April 28, 2021.

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(b) Amendment and Termination. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner adversely affect any Award granted pursuant to the Plan prior to the date of such termination, amendment or modification, without the consent of the Participant or, if applicable, the transferee of the Award.

Section 13.	Effect of Termination Event.

Except as otherwise set forth in the award agreement:

(a) Generally. If a Termination Event occurs for a Participant for any reason, other than his or her Disability or death, then (i) any Award or portion thereof that is unvested (or otherwise unexercisable or for which restrictions have not lapsed) as of the Termination Date shall terminate and be forfeited as of the Termination Date, and (ii) any Stock Option or Stock Appreciation Right or portion thereof that has previously vested (and is otherwise exercisable) as of the Termination Date shall terminate and be forfeited on the date that is three months after the Termination Date; provided, however, that if the Participant should die during that three-month period, such Option or Stock Appreciation Right or portion thereof shall terminate on the date that is one year after the Termination Date.

(b) Disability or Death. If a Participant who is an individual has a Termination Event as a result of his or her Disability or death, then (i) any Award or portion thereof that is unvested (or otherwise unexercisable or for which restrictions have not lapsed) as of the Termination Date shall terminate and be forfeited as of the Termination Date, and (ii) any Stock Option or Stock Appreciation Right or portion thereof that has previously vested (and is otherwise exercisable) as of the Termination Date shall terminate and be forfeited on the date that is one year after the Termination Date.

Section 14.	General Provisions.

(a) Certificates. The certificates for such shares of Common Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer and to comply with federal or state securities laws.

(b) Other Plans. Nothing contained in the Plan shall prevent the Corporation or any Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Continued Employment or Engagement; Nature of Payments. Adoption of the Plan nor any Award shall confer upon any employee any right to continued employment, any Director any right to continue as a Director or any consultant any right to continued engagement, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate the employment of any employee or the engagement of any Director or consultant at any time. All Awards and deliveries of shares of Common Stock, cash, securities or other property under the Plan constitute a special discretionary incentive payment to the Participant, and the grant to a Participant of an Award will not entitle the Participant to the grant of any future Awards.

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(d) Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If permitted by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from the payment of the Award and from any payment otherwise due to the Participant.

(e) Beneficiary Designation. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(f) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflict of laws.

(g) Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing or other form approved by the Committee and shall be deemed to have been duly given as follows (a) if to the Corporation mailed first class, postage prepaid at the principal business address of the Corporation to the attention of the Chairperson of the Board of the Corporation; or (b) if to any Participant then delivered personally, mailed first class, postage prepaid at the last address of the Participant known to the sender at the time the notice or other communication is sent or delivered, or by e-mail, interoffice mail, intranet or other means of office communication determined by the Committee.

(h) Interpretation; Section 409A. All Awards made under the Plan that are intended to be exempt from Section 409A of the Code (“Section 409A”) shall be interpreted, administered and construed to comply with and preserve such exemption, and all Awards granted under the Plan that are intended to be “deferred compensation” subject to Section 409A of the Code shall be interpreted, administered and construed to comply with Section 409A. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or award agreement with respect to an Award, the Plan shall govern. Without limiting the foregoing, to the extent that any Award constitutes “deferred compensation” subject to Section 409A:

(i) any payment due upon a Participant’s Termination Event shall be paid only upon such Participant’s “separation from service” from the Corporation within the meaning of Section 409A;

(ii) any payment to be made with respect to such Award, to the extent a Participant is a “specified employee” (within the meaning of Section 409A), in connection with the such Participant’s “separation from service” from the Corporation within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

STONEGATE MORTGAGE CORPORATION AMENDED AND RESTATED 2011 OMNIBUS INCENTIVE PLAN	PAGE 12

(iii) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Corporation may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(iv) any Award that becomes payable as of a Material Transaction shall only be paid if such Material Transaction qualifies as a “change in control event” within the meaning of Section 409A (and if the Material Transaction does not so qualify, then such Award shall become vested upon the consummation of the Material Transaction and shall be paid at the times otherwise provided by the Award);

(v) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment; and

(vi) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award.

(i) Non-transferability. No Award shall be sold, assigned or transferred or pledged or encumbered by the Participant other than (i) transfers by will or by the laws of descent and distribution; or (ii) in the case of an Award other than an Incentive Stock Option to the extent specified in the award agreement. All Stock Options and Stock Appreciation Rights shall be exercisable, subject to the terms of the Plan, during the Participant’s lifetime, only by the Participant or any person to whom the Stock Option or Stock Appreciation Right is permitted to be transferred.

(j) Indemnification. No member of the Committee or the Board or any officer or employee of the Corporation shall be personally liable by reason of any contract or other instrument executed by such member, officer or employee or on such member’s, officer’s or employee’s behalf in his or her capacity as a member of the Committee or the Board or their respective delegates for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or director of the Corporation or any subsidiary to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such Person’s own fraud or bad faith.

(k) Successors. The Plan shall be binding upon the successors and assigns of the Corporation.

STONEGATE MORTGAGE CORPORATION AMENDED AND RESTATED 2011 OMNIBUS INCENTIVE PLAN	PAGE 13

Pursuant to resolutions adopted by the shareholders and the Board of the Corporation on the date set forth in Section 12(a), the undersigned officer of the Corporation hereby adopts the Stonegate Mortgage Corporation Amended and Restated 2011 Omnibus Incentive Plan on behalf of the Corporation.

Dated this 8th day of May, 2013.

STONEGATE MORTGAGE CORPORATION

By:	/s/ James. J. Cutillo
James J. Cutillo, CEO

STONEGATE MORTGAGE CORPORATION AMENDED AND RESTATED 2011 OMNIBUS INCENTIVE PLAN	PAGE 14

EXHIBIT A

DEFINITIONS

“Affiliate” means a corporation or other entity controlling, controlled by or under common control with the Corporation which shall include, as it relates to Section 5(b)(iv), any related corporation (as defined in the Code).

“Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Performance Unit, Phantom Stock, Restricted Stock Unit or Stock Award.

“Award Cycle” shall mean a period designated by the Committee over which Performance Units are to be earned.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto and the regulations thereunder.

“Committee” means the Compensation Committee of the Board or if there is no Compensation Committee then the Board.

“Common Stock” means common stock, no par value per share, of the Corporation.

“Corporation” means Stonegate Mortgage Corporation, an Indiana corporation.

“Director” means a member of the Board.

“Disability” means, except as otherwise determined by the Committee in an option agreement, disability as determined under procedures established by the Committee for purposes of the Plan; provided, however, in the case of Incentive Stock Options shall have the meaning set forth in the Code.

“Fair Market Value” means, as of any given date, (1) the closing price for a share of the Common Stock on the applicable date as reported on an established securities exchange or (2) if not so reported, the fair market value of one share of Common Stock, as determined by the Board and, with respect to Nonqualified Stock Options, in accordance with the Section 409A of the Code and, with respect to Incentive Stock Options, in accordance with Section 422 of the Code. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Corporation or, if such date is not a trading day, the trading day immediately prior to the date a notice of exercise is received by the Corporation.

“Incentive Stock Options” are Stock Options that are qualified under Section 422 of the Code.

“Limitation Amount” is defined in Section 5(b)(iii)(2).

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

EXHIBIT A	PAGE A-1

“Participant” means any employee, consultant or Director selected by the Committee under Section 2(b)(i) to participate in the Plan and receive an Award

“Performance Criteria” means any areas of performance of the Corporation or any Affiliate including, without limitation: asset growth; combined net worth; debt to equity ratio; earnings per share; revenues; investment performance; operating income (with or without investment income or income taxes); cash flow; margin; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return on total capital, equity, revenue or assets; and increase in Fair Market Value of Common Stock. Any Performance Criteria may be used with or without adjustment for extraordinary items or nonrecurring items.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Performance Units, Phantom Stock or Restricted Stock Units, which may or may not be based on Performance Criteria. Such Performance Goals also may be based upon the attaining of specified levels of Corporation and/or Affiliate performance relative to the performance of other corporations.

“Performance Units” means an Award granted under Section 8.

“Phantom Stock” means an Award granted under Section 9.

“Phantom Stock Payment” is defined in Section 9(b)(ii).

“Phantom Restrictions” is defined in Section 9(a).

“Plan” means the Stonegate Mortgage Corporation Amended and Restated 2011 Omnibus Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Plan Year” means the calendar year.

“Restricted Stock” means an Award granted under Section 7.

“Restricted Stock Units” means an Award granted under Section 10.

“Restriction Period” is defined in Section 7(c)(i).

“Stock Awards” means an Award granted pursuant to Section 11 and consists of shares of Common Stock awarded to a Participant without any risk of forfeiture.

“Stock Appreciation Right” means an Award granted under Section 6.

“Stock Option” means an Award granted under Section 5.

“Termination Date” means, with respect to any Participant, the date of the applicable Termination Event.

“Termination Event” means, (a) in the case of an employee, the termination of the employment relationship between the employee and the Corporation and each Affiliate; provided, however, that if an employee’s relationship with the Corporation or an Affiliate changes but, after the change, such employee continues to be an employee, then no Termination Event shall be deemed to have occurred by reason of such change; (b) in the case of a consultant, the termination of the consulting relationship between the consultant and the Corporation and each Affiliate; provided, however, that if a consultant’s relationship with the Corporation or an Affiliate changes but, after the change, the consultant continues to be a consultant, then no Termination Event shall be deemed to have occurred by reason of such change; and (c) in the case of a Director, the cessation of services as a member of the Board.

EXHIBIT A	PAGE A-2